Exhibit 99.1

PARTS iD, Inc. Reports Second Quarter 2021 Results

Second Quarter Revenues Increased 14.5% Year-Over-Year to $130.4 Million

CRANBURY, N.J., August 9, 2021 -- PARTS iD, Inc. (NYSE American: ID) (“PARTS iD” or “Company”), the owner and operator of, among other verticals, “CARiD.com,” a leading digital commerce platform for the automotive aftermarket, today announced results for the second quarter ended June 30, 2021.

Second Quarter 2021 Financial Summary (Comparisons versus Second Quarter 2020)

●	Net revenue increased 14.5% to $130.4 million as compared to $113.9 million.

●	Gross margin was 20.0% as compared to 21.3%.

●	Operating expenses as a percent of net revenue were 19.4% as compared to 18.6%.

●	Operating income was $0.8 million as compared to $3.0 million.

●	Net income was $0.6 million as compared to $2.3 million.

●	Adjusted EBITDA was $4.2 million compared to $5.5 million.

First Six Months 2021 Financial Summary (Comparisons versus First Six Months 2020)

●	Net revenue increased 29.7% to $239.5 million as compared to $184.6 million.

●	Gross margin was 20.4% as compared to 21.3%.

●	Operating expenses as a percent of net revenue were 20.4% as compared to 20.3%.

●	Operating income was $11,107 as compared to $1.9 million.

●	Net loss was $18,701 as compared to net income of $1.4 million.

●	Adjusted EBITDA was $5.4 million compared to $6.2 million.

Management Commentary

“Our second quarter performance was highlighted by 15% revenue growth year-over-year and a 68% increase over second quarter 2019 revenue,” said Nino Ciappina, Chief Executive Officer of PARTS iD. “We continue to make important progress advancing CARID.com’s position as a leading digital retailer in the $400 billion automotive aftermarket industry. Our recent work has focused on driving awareness and demand for our broad and deep selection of automotive accessories and expanding our product offering of collision and repair parts as we push further into the Do-It-For-Me segment of the market. At the same time, we are deploying our proven approach to digital commerce that combines extensive product catalogs, rich fitment data, competitive prices and timely delivery powered by artificial intelligence to capture share in newer verticals including Motorcycles and Powersports, Boating and Marine, and RV/Campers. We are committed to capitalizing on the numerous market opportunities we believe exist for our technology driven, capital-efficient business model and we are focused on strategies designed to deliver profitable growth and shareholder value over the long-term.”

Second Quarter 2021 Financial Results

Second quarter 2021 net revenue increased 14.5% to $130.4 million, compared to $113.9 million in the second quarter of 2020. This increase was attributable to a 9.2% increase in conversion rates and a 20.0% increase in average order value, partially offset by a decline in traffic. By category of accessories and parts, the primary drivers of the increase in the total value of orders received were increases of 20.3% for Wheels and Tires; and 17.3% for Repair parts.

Gross profit for the second quarter of 2021 increased 8.0% to $26.1 million compared to $24.2 million in the same prior year period. Gross margin was 20.0% for the second quarter of 2021 compared to 21.3% in the second quarter of 2020. The decrease in gross margin was attributable to a year-over-year increase in shipping costs and pricing and promotional tests aimed at maximizing revenue and gross profit.

Operating expenses were $25.3 million for the second quarter of 2021 compared to $21.2 million for the second quarter of 2020. The increase in operating expenses was primarily attributable to higher advertising expenses of $1.6 million aimed at driving website traffic and increasing brand awareness, as well as share-based compensation expense of $1.3 million and $1.1 million in costs associated with being a public company, both of which the Company did not incur in the second quarter of 2020. Operating expenses as a percent of net revenue were 19.4% compared to 18.6% in the same prior year period.

Operating income for the second quarter of 2021 was $0.8 million compared to $3.0 million for the second quarter of 2020.

Net income for the second quarter of 2021 was $0.6 million compared to net income $2.3 million in the same prior year period.

Adjusted EBITDA was $4.2 million in the second quarter of 2021 compared to $5.5 million in the same prior year period.

First Six Months 2021 Financial Results

Net revenue for the first six months of 2021 increased 29.7% to $239.5 million, compared to $184.6 million in the same period of 2020. This increase was attributable to a 19.9% increase in conversion and a 16.4% increase in average order value, partially offset by a decline in traffic. By category of accessories and parts, the primary drivers of the increase in the total value of orders received were increases of: 47.4% for Wheels and Tires and 28.9% for Repair parts.

Gross profit for the first six months of 2021 increased 24.4% to $49.0 million compared to $39.4 million in the same prior year period. Gross margin was 20.4% compared to 21.3% in the 2020 period. The decrease in gross margin was attributable to a year-over-year increase in shipping costs and pricing and promotional tests aimed at maximizing revenue and gross profit.

Operating expenses were $49.0 million for the first six months of 2021 compared to $37.4 million for the first six months of 2020. The increase in operating expenses was primarily attributable to higher advertising expenses of $6.0 million aimed at driving website traffic and increasing brand awareness, as well as share-based compensation expense of $1.3 million and $2.2 million in costs associated with being a public company, both of which the Company did not incur in the first half of 2020. Operating expenses as a percent of net revenue were 20.4% compared to 20.3% in the same prior year period.

Operating income for the first half of 2021 was $11,107 compared to $1.9 million for the first half of 2020.

Net loss for the first six months of 2021 was $18,701 compared to net income of $1.4 million in the same prior year period.

Adjusted EBITDA was $5.4 million in the first half of 2021 compared to $6.2 million in the same prior year period.

Balance Sheet

As of June 30, 2021, the Company had cash of $27.3 million compared to $22.2 million at December 31, 2020. The increase in cash was primarily driven by net cash provided by operating activities of $9.1 million, partly offset by cash used in investing activities of $3.9 million, primarily related to website and software development expenditures.

Conference Call

PARTS iD’s Chief Executive Officer, Nino Ciappina, and Chief Financial Officer, Kailas Agrawal, will host a live conference call to discuss financial results today, August 9, 2021 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 407-9129 (domestic) or (201) 493-6753 (international).

The conference call will also be available to interested parties through a live webcast at https://www.partsidinc.com/. A telephone replay of the call will be available until August 23, 2021, by dialing (877) 660-6853 (domestic) or (201) 612-7415 (international) and entering the conference identification number: 13721968.

About PARTS iD, Inc.

PARTS iD is a technology-driven, digital commerce company focused on creating custom infrastructure and unique user experiences within niche markets. Founded in 2008 with a vision of creating a one-stop eCommerce destination for the automotive parts and accessories market, PARTS iD has since become a market leader and proven brand-builder, fueled by its commitment to delivering a revolutionary shopping experience; comprehensive, accurate and varied product offerings; and continued digital commerce innovation.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP. Management uses non-GAAP financial measures internally to evaluate the performance of the business.  Additionally, management believes certain non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company.

To this end, we provide EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. EBITDA consists of net income (loss) plus (a) interest expense; (b) income tax provision (or less benefit); and (c) depreciation expense. Adjusted EBITDA consists of EBITDA plus costs, fees, expenses, write offs and other items that do not impact the fundamentals of our operations, as described further below following the reconciliation of these metrics. Management believes these non-GAAP measures provide useful information to investors in their assessment of the performance of our business. The exclusion of certain expenses in calculating EBITDA and Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Although depreciation is a non-cash charge, the assets being depreciated may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

●	EBITDA and Adjusted EBITDA do not reflect changes in our working capital;

●	EBITDA and Adjusted EBITDA do not reflect income tax payments that may represent a reduction in cash available to us;

●	EBITDA and Adjusted EBITDA do not reflect depreciation and interest expenses associated with the lease financing obligations; and

●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release.

Cautionary Note Regarding Forward-Looking Statements

All statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other such matters, including without limitation, expected future performance, consumer adoption, anticipated success of our business model or the potential for long term profitable growth, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “potential,” “confident,” “look forward” and similar expressions and their variants, as they relate to us may identify forward-looking statements. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us, particularly those associated with the COVID-19 pandemic, which has had wide-ranging and continually evolving effects. We caution that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly and in unanticipated ways.

Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements include risks and uncertainties, including without limitation: costs related to operating as a public company; difficulties in managing our international business operations, particularly in the Ukraine, including with respect to enforcing the terms of our agreements with our contractors and managing increasing costs of operations; the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto; changes in our strategy, future operations, financial position, estimated revenues and losses, product pricing, projected costs, prospects and plans; the outcome of actual or potential litigation, complaints, product liability claims, or regulatory proceedings, and the potential adverse publicity related thereto; the implementation, market acceptance and success of our business model, expansion plans, opportunities and initiatives, including the market acceptance of our planned products and services; competition and our ability to counter competition, including changes to the algorithms of Google and other search engines; developments and projections relating to our competitors and industry; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; ability to maintain and enforce intellectual property rights and ability to maintain technology leadership; our future capital requirements, our ability to raise capital and utilize sources of cash; our ability to obtain funding for our operations; changes in applicable laws or regulations; the effects of current and future U.S. and foreign trade policy and tariff actions; disruptions in the marketplace for online purchases of aftermarket auto parts; disruptions in the supply chain; and the possibility that we may be adversely affected by other economic, business, and/or competitive factors.

Further information on the factors and risks that could cause actual results to differ from any forward-looking statements are contained in our filings with the United States Securities and Exchange Commission (SEC), which are available at https://www.sec.gov (or at https://www.partsidinc.com). The forward-looking statements represent our estimates as of the date hereof only, and we specifically disclaim any duty or obligation to update forward-looking statements.

Investors:
Brendon Frey
ICR
ir@partsidinc.com

Media

Erin Hadden

FischTank PR

partsid@fischtankpr.com

PARTS iD, Inc

 Condensed Consolidated Statements of Operations

	Three months ended June 30,		Six months ended June 30,
	2021 (Unaudited)	2020 (Unaudited)	2021 (Unaudited)	2020 (Unaudited)

Net revenue	$130,409,332	$113,853,524	$239,482,960	$184,579,489
Cost of goods sold	104,270,051	89,655,601	190,510,070	145,212,766

Gross profit	26,139,281	24,197,923	48,972,890	39,366,723

Operating expenses:
Advertising	10,907,319	9,296,637	21,406,705	15,390,787
Selling, general and administrative	12,603,017	10,076,998	23,961,724	18,748,252
Depreciation	1,819,581	1,783,415	3,593,354	3,308,098
Total operating expenses	25,329,917	21,157,050	48,961,783	37,447,137
Income from operations	809,364	3,040,873	11,107	1,919,586

Interest expense	395	1,038	6,885	6,821
Income before income taxes	808,969	3,039,835	4,222	1,912,765
Income tax expense	182,857	766,120	22,923	483,620
Net income (loss)	$626,112	$2,273,715	$(18,701)	$1,429,145

Net income (loss)	$626,112	$2,273,715	$(18,701)	$1,429,145
Less: Preferred stocks dividends	-	125,000	-	250,000
Income (Loss) available to common shareholders	$626,112	$2,148,715	$(18,701)	$1,179,145
Income (Loss) per common share
Basic income (loss) per share	$0.02	$0.09	$(0.00)	$0.05
Weighted average number of shares (basic)	33,173,456	24,950,958	33,173,456	24,950,958
Diluted income (loss) per share	$0.02	$0.09	$(0.00)	$0.05
Weighted average number of shares (diluted)	33,130,599	24,950,958	33,002,738	24,950,958

PARTS iD, Inc

Condensed Consolidated Balance Sheet

	June 30, 2021 (Unaudited)	December 31, 2020
ASSETS
Current assets
Cash	$27,347,919	$22,202,706
Accounts receivable	2,737,658	2,236,127
Inventory	6,296,871	4,856,265
Prepaid expenses and other current assets	4,558,380	5,811,332
Total current assets	40,940,828	35,106,430

Property and equipment, net	12,189,425	11,470,360
Intangible assets	237,752	237,752
Deferred tax assets	1,099,800	1,099,800
Other assets	267,707	267,707
Total assets	$54,735,512	$48,182,049

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
Accounts payable	$35,599,711	$35,631,913
Customer deposits	19,536,703	16,185,648
Accrued expenses	6,493,160	5,468,570
Other current liabilities	4,093,366	3,592,782
Notes payable, current portion	9,233	19,706
Total liabilities	65,732,173	60,898,619

SHAREHOLDERS' DEFICIT
Preferred stock, $0.0001 par value per share;
1,000,000 shares authorized and 0 issued and outstanding	-	-
Common stock, $0.0001 par value per share;
10,000,000 Class F shares authorized and 0 issued and outstanding	-	-
100,000,000 Class A shares authorized, and 33,173,456 and 32,873,457 issued and outstanding, as of June 30, 2021 and December 31, 2020, respectively	3,317	3,287
Additional paid in capital	1,738,580	-
Accumulated deficit	(12,738,558)	(12,719,857)
Total shareholders' deficit	(10,996,661)	(12,716,570)

Total Liabilities and Shareholder's Deficit	$54,735,512	$48,182,049

PARTS iD, INC.

Condensed Consolidated Statements of Cash Flows

	Six months ended June 30,
	2021 (Unaudited)	2020 (Unaudited)

Cash Flows from Operating Activities:
Net (loss) income	$(18,701)	$1,429,145
Adjustments to reconcile net (loss) income
to net cash provided by operating activities:
Depreciation	3,593,354	3,308,098
Deferred income tax	-	451,098
Share based compensation	1,321,428	-
Changes in operating assets and liabilities:
Accounts receivable	(501,531)	(953,484)
Inventory	(1,440,606)	(1,969,866)
Prepaid expenses and other current assets	1,252,952	366,582
Accounts payable	(32,202)	19,455,978
Customer deposits	3,351,055	12,217,133
Accrued expenses	1,024,590	246,925
Other current liabilities	500,584	1,239,846
Net cash provided by operating activities	9,050,923	35,791,455

Cash Flows from Investing Activities:
Purchase of property and equipment	(283,786)	(9,344)
Website and software development costs	(3,611,451)	(3,443,447)
Net cash used in investing activities	(3,895,237)	(3,452,791)

Cash Flows from Financing Activities:
Principal paid on notes payable	(10,473)	(11,043)
Payments of preferred stock dividends	-	(250,000)
Net cash used in financing activities	(10,473)	(261,043)

Net change in cash	5,145,213	32,077,621
Cash, beginning of period	22,202,706	13,618,835
Cash, end of period	$27,347,919	$45,696,456

Supplemental disclosure of cash flows information:
Cash paid for interest	$6,885	$35,225
Cash paid for income taxes	$4,000	$-

The following table reflects the reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for each of the periods indicated.

Adjusted EBITDA
	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net income (loss)	$626,112	$2,273,715	$(18,701)	$1,429,145
Interest expense	395	1,038	6,885	6,821
Income tax expense (benefit)	182,857	766,120	22,923	483,620
Depreciation	1,819,581	1,783,415	3,593,354	3,308,098
EBITDA	2,628,945	4,824,288	3,604,461	5,227,684
Stock compensation expenses included in Statement of operations	1,292,604	-	1,321,428	-
Founder's compensation(1)	-	570,818	-	782,705
Legal & settlement expenses (gains) (2)	239,761	(79,495)	483,186	(49,237)
Other items(3)	-	177,181	-	215,162
Adjusted EBITDA Total	$4,161,310	$5,492,792	$5,409,075	$6,176,314
% of revenue	3.2%	4.8%	2.3%	3.3%

(1)	Represents the excess compensation paid to one of the founders of Onyx over the amount management believes would have been the compensation of an independent professional CEO for the applicable reporting periods.
(2)	Represents legal and settlement expenses and gains related to significant matters that do not impact the fundamentals of our operations, pertaining to: (i) causes of action between certain of the Company’s shareholders and which involves claims directly against the Company seeking the fulfillment of alleged indemnification obligations with respect to these matters, and (ii) trademark and IP protection cases. We are involved in routine IP litigation, commercial litigation and other various litigation matters. We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information. Litigation matters can vary in their characteristics, frequency and significance to our operating results.
(3)	Includes write-offs of advances and certain fraud loss claims from earlier years that we determined were uncollectible.